Exhibit 99.1

Contacts

Media	Analysts		Investors
Brian Bretsch 314.554.4135 bbretsch@ameren.com	Doug Fischer 314.554.4859 dfischer@ameren.com	Matt Thayer 314.554.3151 mthayer@ameren.com	Investor Services 800.255.2237 invest@ameren.com

For Immediate Release

Ameren Announces First Quarter 2013 Results

Issues Guidance for 2013 Earnings from Continuing Operations

•	First Quarter 2013 EPS from Continuing Operations Were $0.22

•	Merchant Generation Business Reflected as Discontinued Operations

•	2013 EPS from Continuing Operations Guidance Range Established at $2.00 to $2.20

ST. LOUIS, May 2, 2013 — Ameren Corporation (NYSE: AEE) today announced first quarter 2013 net income from continuing operations of $54 million, or 22 cents per share, compared to first quarter 2012 net income from continuing operations of $37 million, or 15 cents per share. With the March 2013 announcement of a definitive agreement to divest its merchant generation business to an affiliate of Dynegy Inc. (NYSE:DYN), Ameren has classified the results of this business as held for sale and as discontinued operations in its first quarter 2013 financial statements.

The increase in first quarter 2013 earnings from continuing operations, compared to first quarter 2012, reflected improved earnings from Ameren Missouri and Ameren Illinois. Colder winter temperatures, which drove higher electric and natural gas sales volumes; new rates for Ameren Missouri electric and Ameren Illinois transmission service, both effective in January 2013; and the absence in 2013 of a required donation associated with the implementation of formula rates in Illinois all benefited 2013 earnings comparisons. These favorable factors were partially offset by a reduction in Ameren Illinois electric delivery service revenues as a result of variation in the timing and amount of expected full-year recoverable costs under formula ratemaking and by higher Ameren Missouri non-fuel operations and maintenance expenses.

“First quarter earnings from our rate-regulated utilities were in line with our expectations reflecting colder winter temperatures and continued disciplined cost management,” said Thomas R. Voss, chairman, president and CEO of Ameren Corporation. “Today, we are also establishing 2013 earnings guidance for continuing operations in the range of $2.00 to $2.20 per share. The presentation of guidance on a continuing operations basis reflects classification of the merchant generation business as discontinued operations in the first quarter.

NEWS RELEASE

“So far this year we have made significant progress on several fronts, including an agreement to divest our merchant generation business, positioning us to focus exclusively on our rate-regulated operations,” Voss said. “Furthermore, we have continued to deliver solid operating performance and advanced plans to increase our investment in jurisdictions with modern, constructive regulatory frameworks for the benefit of our customers, communities and investors.”

2013 Earnings Guidance

Ameren expects 2013 earnings from continuing operations to be in the range of $2.00 to $2.20 per share. This guidance incorporates approximately 20 cents per share of parent company and other costs, including certain costs which were previously allocated to the merchant generation business. Ameren’s 2013 earnings guidance for continuing operations assumes normal temperatures for the remaining nine months of the year. In addition, this guidance is subject to the effects of, among other things, completion of Ameren’s announced divestiture of the merchant generation business; the sale of the Elgin, Gibson City, and Grand Tower gas-fired energy centers; regulatory decisions and legislative actions; energy center operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.

Ameren Missouri Segment Results

Ameren Missouri segment first quarter 2013 earnings were $40 million, compared to first quarter 2012 earnings of $21 million. The increase in earnings reflected higher electric and natural gas sales volumes primarily due to normal first quarter 2013 winter temperatures, compared to much warmer-than-normal first quarter 2012 temperatures. First quarter earnings rose approximately $17 million due to colder temperatures. Earnings also benefited from new electric service rates effective in January 2013. These favorable factors were partially offset by higher non-fuel operations and maintenance expenses.

Ameren Illinois Segment Results

Ameren Illinois segment first quarter 2013 earnings were $31 million, compared to first quarter 2012 earnings of $27 million. The increase in earnings reflected higher electric and natural gas sales volumes due to normal first quarter 2013 winter temperatures, compared to much warmer-than-normal first quarter

NEWS RELEASE

2012 temperatures. First quarter earnings rose approximately $8 million due to colder temperatures. Earnings also benefited from new rates for electric transmission and the absence in 2013 of a required donation associated with the implementation of formula rates in Illinois. These favorable factors were partially offset by a reduction in electric delivery service revenues as a result of variation in the timing and amount of expected full-year recoverable costs under formula ratemaking.

Parent Company and Other

Parent company and other costs reduced Ameren’s earnings from continuing operations by $17 million in the first quarter of 2013, compared to a reduction of $11 million in the first quarter 2012. These parent company and other costs include interest expense and certain other costs which were previously allocated to the merchant generation business, as well as other costs historically not allocated to Ameren’s business segments.

Discontinued Operations

Ameren’s net loss from discontinued operations was $199 million, or 82 cents per share, in the first quarter of 2013, compared to a net loss from discontinued operations of $440 million, or $1.81 per share, in the first quarter of 2012. The net loss from discontinued operations was reduced in the first quarter of 2013, compared to the same period in 2012, primarily as a result of lower after tax asset impairment charges. In addition, the merchant generation business had lower non-fuel operations and maintenance expenses in the first quarter of 2013, compared to the first quarter of 2012. These favorable factors were partially offset by lower realized sales prices.

For the first quarter of 2013, Ameren incurred a net loss of $145 million, or 60 cents per share, compared to a net loss of $403 million, or $1.66 per share, for the first quarter of 2012. A reconciliation of Ameren’s earnings per share from continuing operations to net loss per share is as follows:

	First Quarter
	2013	2012
Earnings per share from continuing operations	$0.22	$0.15
Loss per share from discontinued operations	(0.82)	(1.81)
Net loss per share	$(0.60)	$(1.66)

NEWS RELEASE

Analyst Conference Call

Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, May 2, to discuss first quarter 2013 earnings, 2013 guidance and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Ameren.com by clicking on “Q1 2013 Ameren Corporation Earnings Conference Call,” followed by the appropriate audio link. An accompanying slide presentation will be available on Ameren’s website. This presentation will be posted in the “Investors” section of the website under “Webcasts & Presentations.” The analyst call will also be available for replay on the Internet for one year. In addition, a telephone playback of the conference call will be available beginning at approximately noon Central Time from May 2 through May 9, by dialing U.S. 877.660.6853 or international 201.612.7415, and entering ID number 412951.

About Ameren

St. Louis-based Ameren Corporation serves 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through our Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas delivery service while Ameren Missouri provides vertically integrated electric service, with generating capacity of 10,300 megawatts, and natural gas delivery service. Ameren Transmission develops regional electric transmission projects. In March 2013, we entered into a definitive agreement to divest our Illinois-based merchant generation business. For more information, visit Ameren.com.

Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K for the year ended December 31, 2012, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•	completion of Ameren’s announced divestiture of the merchant generation business and the sale of the Elgin, Gibson City, and Grand Tower gas-fired energy centers;

•

Ameren’s exit from the merchant generation business, which could result in additional impairments of long-lived assets, disposal-related losses, contingencies, reduction of existing deferred tax assets, or could have other adverse impacts on the financial condition, results of operations and liquidity of Ameren;

•

regulatory approvals, including from the Federal Energy Regulatory Commission (FERC), the Federal Communications Commission, and the Illinois Pollution Control Board relating to, and the satisfaction or waiver of the conditions to, the divestiture of the merchant generation business;

•

regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of Ameren Illinois’ natural gas rate case filed in 2013; the court appeals of Ameren Missouri’s and Ameren Illinois’ electric rate orders issued in 2012; Ameren Missouri’s fuel adjustment clause prudence review and the related request for an accounting authority order; Ameren Illinois’ request for rehearing of a July 2012 FERC order regarding the inclusion of acquisition premiums in Ameren Illinois transmission rates; and future regulatory, judicial, or legislative actions that seek to change regulatory recovery mechanisms;

•

the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), the related financial commitments required by the IEIMA and the resulting uncertain impact on the financial condition, results of operations and liquidity of Ameren Illinois;

•	the effects of, or changes to, the Illinois power procurement process;

•

changes in laws and other governmental actions, including monetary, fiscal, and tax policies, including such changes that result in our being unable to claim all or a portion of the cash tax benefits that are expected to result from the divestiture of the merchant generation business;

•

changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Ameren Missouri and Ameren Energy Marketing Company;

•

the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation;

•

the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs;

NEWS RELEASE

•

the cost and availability of fuel such as coal, natural gas and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	the level and volatility of future prices for power in the Midwest, which may have a significant effect on the financial condition of Ameren’s merchant generation segment;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•

disruptions of the capital markets, deterioration in our credit metrics, or other events that make our access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•

our assessment of our liquidity, including liquidity concerns for Ameren’s merchant generation business, and specifically for Ameren Energy Generating Company, whose ability to borrow additional funds from external third-party sources is restricted;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•

the impact of weather conditions and other natural phenomena on us and our customers, including the impacts of droughts which may cause lower river levels and could limit our energy centers’ ability to generate power;

•	the impact of system outages;

•	generation, transmission, and distribution asset construction, installation, performance, and cost recovery;

•	the effects of our increasing investment in electric transmission projects and uncertainty as to whether we will achieve our expected returns in a timely fashion, if at all;

•	the extent to which Ameren Missouri prevails in its claims against insurers in connection with its Taum Sauk pumped-storage hydroelectric energy center incident;

•	the extent to which Ameren Missouri is permitted by its regulators to recover in rates the investments it made in connection with additional nuclear generation at its Callaway Energy Center;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, including the divestiture of the merchant generation business, and any related tax implications;

•

the impact of current environmental regulations on utilities and power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our energy centers, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren’s and Ameren Missouri’s energy centers or required to satisfy energy sales made by Ameren or Ameren Missouri;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cybersecurity attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2013	2012

Operating Revenues:
Electric	$1,088	$1,064
Gas	387	348

Total operating revenues	1,475	1,412

Operating Expenses:
Fuel	213	181
Purchased power	151	209
Gas purchased for resale	230	215
Other operations and maintenance	399	369
Depreciation and amortization	175	167
Taxes other than income taxes	122	113

Total operating expenses	1,290	1,254

Operating Income	185	158

Other Income and Expenses:
Miscellaneous income	15	17
Miscellaneous expense	8	15

Total other income	7	2

Interest Charges	101	98

Income Before Income Taxes	91	62

Income Taxes	35	23

Income from Continuing Operations	56	39

Loss from Discontinued Operations, Net of Tax	(199)	(442)

Net Loss	(143)	(403)

Less: Net Income (Loss) Attributable to Noncontrolling Interests:

Continuing Operations	2	2

Discontinued Operations	-	(2)

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	54	37

Discontinued Operations	(199)	(440)

Net Loss Attributable to Ameren Corporation	$(145)	$(403)

Earnings (Loss) per Common Share - Basic and Diluted:

Continuing Operations	$0.22	$0.15
Discontinued Operations	(0.82)	(1.81)

Net Loss per Common Share - Basic and Diluted	$(0.60)	$(1.66)

Average Common Shares Outstanding	242.6	242.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31, 2013	December 31, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$161	$184
Accounts receivable - trade, net	479	354
Unbilled revenue	262	291
Miscellaneous accounts and notes receivable	70	71
Materials and supplies	461	570
Mark-to-market derivative assets	27	23
Current regulatory assets	196	247
Current accumulated deferred income taxes, net	80	160
Other current assets	60	75
Current assets of discontinued operations	1,500	1,600

Total current assets	3,296	3,575

Property and Plant, Net	15,408	15,348
Investments and Other Assets:
Nuclear decommissioning trust fund	437	408
Goodwill	411	411
Intangible assets	16	14
Regulatory assets	1,719	1,785
Other assets	665	668

Total investments and other assets	3,248	3,286

TOTAL ASSETS	$21,952	$22,209

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$355	$355
Accounts and wages payable	341	533
Taxes accrued	91	50
Interest accrued	111	89
Customer deposits	110	107
Mark-to-market derivative liabilities	73	92
Current regulatory liabilities	135	100
Other current liabilities	163	168
Current liabilities of discontinued operations	1,198	1,166

Total current liabilities	2,577	2,660

Long-term Debt, Net	5,803	5,802
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,235	3,166
Accumulated deferred investment tax credits	68	70
Regulatory liabilities	1,667	1,589
Asset retirement obligations	380	375
Pension and other postretirement benefits	1,113	1,138
Other deferred credits and liabilities	593	642

Total deferred credits and other liabilities	7,056	6,980

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,614	5,616
Retained earnings	764	1,006
Accumulated other comprehensive loss	(15)	(8)

Total Ameren Corporation stockholders’ equity	6,365	6,616
Noncontrolling Interests	151	151

Total equity	6,516	6,767

TOTAL LIABILITIES AND EQUITY	$21,952	$22,209

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2013	2012

Cash Flows From Operating Activities:
Net loss	$(143)	$(403)
Loss from discontinued operations, net of tax	199	442
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	166	156
Amortization of nuclear fuel	20	21
Amortization of debt issuance costs and premium/discounts	6	4
Deferred income taxes and investment tax credits, net	40	30
Allowance for equity funds used during construction	(8)	(9)
Stock-based compensation costs	9	8
Other	(3)	(5)
Changes in assets and liabilities:
Receivables	(95)	93
Materials and supplies	91	79
Accounts and wages payable	(127)	(208)
Taxes accrued	41	22
Assets, other	52	19
Liabilities, other	65	23
Pension and other postretirement benefits	3	41
Counterparty collateral, net	26	(9)

Net cash provided by operating activities - continuing operations	342	304
Net cash provided by operating activities - discontinued operations	37	79

Net cash provided by operating activities	379	383

Cash Flows From Investing Activities:
Capital expenditures	(275)	(245)
Nuclear fuel expenditures	(11)	(38)
Purchases of securities - nuclear decommissioning trust fund	(35)	(109)
Sales and maturities of securities - nuclear decommissioning trust fund	32	102
Other	(2)	(2)

Net cash used in investing activities - continuing operations	(291)	(292)
Net cash used in investing activities - discontinued operations	(12)	(19)

Net cash used in investing activities	(303)	(311)

Cash Flows From Financing Activities:
Dividends on common stock	(97)	(90)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	-	(22)
Advances received for construction	-	1

Net cash used in financing activities - continuing operations	(99)	(113)
Net cash used in financing activities - discontinued operations	-	-

Net cash used in financing activities	(99)	(113)

Net change in cash and cash equivalents	(23)	(41)
Cash and cash equivalents at beginning of year	184	248

Cash and cash equivalents at end of period	$161	$207

AMEREN CORPORATION (AEE)

OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended March 31,
	2013	2012

Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,802	3,273
Commercial	3,518	3,352
Industrial	2,079	2,080
Other	34	33

Native load subtotal	9,433	8,738
Off-system and wholesale	1,488	2,124

Subtotal	10,921	10,862

Ameren Illinois
Residential
Power supply and delivery service	1,974	2,648
Delivery service only	1,133	142
Commercial
Power supply and delivery service	696	781
Delivery service only	2,107	1,939
Industrial
Power supply and delivery service	428	407
Delivery service only	2,669	2,916
Other	139	138

Native load subtotal	9,146	8,971

Eliminate affiliate sales	(41)	-

Ameren Total from Continuing Operations	20,026	19,833

Electric Revenues (in millions):
Ameren Missouri
Residential	$332	$255
Commercial	244	206
Industrial	99	86
Other	14	28

Native load subtotal	689	575
Off-system and wholesale	43	61

Subtotal	$732	$636

Ameren Illinois
Residential
Power supply and delivery service	$166	$270
Delivery service only	41	5
Commercial
Power supply and delivery service	52	69
Delivery service only	36	35
Industrial
Power supply and delivery service	15	15
Delivery service only	12	10
Other	38	27

Native load subtotal	$360	$431

Eliminate affiliate revenues and other	(4)	(3)

Ameren Total from Continuing Operations	$1,088	$1,064

AMEREN CORPORATION (AEE)

OPERATING STATISTICS FROM CONTINUING OPERATIONS, CONT’D

	Three Months Ended March 31,
	2013	2012

Electric Generation - megawatthours (in millions):
Ameren Missouri	11.0	11.2

Fuel Cost per kilowatthour (cents):
Ameren Missouri	1.731	1.627

Gas Sales - decatherms (in thousands):
Ameren Missouri	5,746	4,065
Ameren Illinois	41,459	34,091

Ameren Total	47,205	38,156

AMEREN CORPORATION (AEE)

OPERATING STATISTICS FROM DISCONTINUED OPERATIONS

	Three Months Ended March 31,
	2013	2012

Electric Sales - kilowatthours (in millions):
Energy sales	7,335	5,868
Affiliate native energy sales	623	534

Subtotal	7,958	6,402

Eliminate affiliate sales	(623)	(534)

Total from Discontinued Operations	7,335	5,868

Electric Revenues (in millions):
Nonaffiliate energy sales	$290	$243
Affiliate native energy sales	26	87
Other	(19)	6

Subtotal	$297	$336

Eliminate affiliate revenues and other	(33)	(90)

Total from Discontinued Operations	$264	$246

Electric Generation - megawatthours (in millions):
Ameren Energy Generating Company (Genco)	5.3	4.3
AmerenEnergy Resources Generating Company (AERG)	2.0	1.8

Total from Discontinued Operations	7.3	6.1

Fuel Cost per kilowatthour (cents):	2.417	2.439

AMEREN CORPORATION (AEE)

CONSOLIDATED FINANCIAL STATISTICS

	March 31, 2013	December 31, 2012
Common Stock:
Shares outstanding (in millions)	242.6	242.6
Book value per share	$26.23	$27.27
Capitalization Ratios:
Common equity	50.9%	52.0%
Preferred stock	1.1%	1.1%
Debt, net of cash(a)	48.0%	46.9%

(a) Excludes cash and debt of discontinued operations.